     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                          NEWFIELD EXPLORATION COMPANY
             (Exact name of Registrant as specified in its charter)

        DELAWARE                                       71-1133047
(State or other jurisdiction             (I.R.S. Employer Identification Number)
of incorporation or organization)

                     363 N. SAM HOUSTON PKWY E., SUITE 2020
                             HOUSTON, TEXAS  77060
                                 (281) 847-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive officers)

                  TERRY W. RATHERT                                     Copies of all communications,
            VICE PRESIDENT-PLANNING AND                          including all communications sent to the
            ADMINISTRATION AND SECRETARY                          agent for service, should be sent to:
       363 N. SAM HOUSTON PKWY E., SUITE 2020
               HOUSTON, TEXAS  77060                                          JAMES H. WILSON
                   (281) 847-6000                                         VINSON & ELKINS L.L.P.
                                                                           2300 FIRST CITY TOWER
(Name, address, including zip code, and telephone                               1001 FANNIN
 number, including area code, of agent for service)                     HOUSTON, TEXAS  77002-6760
                                                                              (713) 758-1074

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
     TITLE OF EACH CLASS OF          AMOUNT             PROPOSED               PROPOSED           AMOUNT OF
        SECURITIES TO BE              TO BE         MAXIMUM OFFERING      MAXIMUM AGGREGATE      REGISTRATION
           REGISTERED              REGISTERED      PRICE PER SHARE(1)     OFFERING PRICE(1)          FEE
-------------------------------------------------------------------------------------------------------------
  Common Stock, par value $.01       272,600             $22.60                $6,160,760          $1,876.00
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the low and high sales prices of the Registrant's Common Stock on July 25, 1997 on the New York Stock Exchange.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further Amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  SUBJECT TO COMPLETION, DATED JULY 31, 1997.

PROSPECTUS


                          NEWFIELD EXPLORATION COMPANY

                 272,600 SHARES OF COMMON STOCK, $.01 PAR VALUE



         This Prospectus relates to the offer and sale of up to 272,600 shares (the "Shares") of common stock, par value $.01 per share ("Common Stock"), of Newfield Exploration Company ("Newfield" or the "Company").

         The Shares are owned by certain persons (the "Selling Stockholders") who acquired the Shares from the Company in connection with privately negotiated transactions pursuant to which the Company acquired businesses owned in part by the Selling Stockholders. See "The Company" and "Selling Stockholders."

         The Selling Stockholders may from time to time sell all or a portion of the Shares on the New York Stock Exchange (the "NYSE"), in the over-the-counter market, on any other national securities exchange on which the Common Stock is then listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. See "Plan of Distribution." Newfield will not receive any proceeds from the sale of Shares hereunder. See "Use of Proceeds." All expenses of registration of the Shares are being borne by Newfield, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. See "Selling Stockholders."

         The Selling Stockholders and any broker-dealers participating in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profit on the sale of Shares and any commissions or discounts given to any such broker-dealers may be regarded as underwriting commissions or discounts under the Securities Act.

         The Shares have not been registered for sale by the Selling Stockholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the registration thereof under the securities laws of the states in which such transactions occur, or the existence of any exemption from registration.

         The Common Stock is traded on the NYSE. On July 30, 1997 the last sale price of the Common Stock as reported on the composite tape for issues listed on the NYSE was $23 5/8 per share.


                             ---------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                             ---------------------



                THE DATE OF THIS PROSPECTUS IS           , 1997.

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEWFIELD OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                _______________


                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Form S-3 Registration Statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Branch of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Registration Statement, reports, proxy statements and other information concerning the Company may be inspected at the office of the NYSE, 20 Broad Street, 7th Floor, New York, New York 10005. Certain of such reports, proxy statements and other information are also available on the Commission's World Wide Web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference (Commission File Number 1-12534):

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

         3. The Company's Current Reports on Form 8-K filed with the Commission on May 15, 1997 and July 21, 1997;
                 and

         4. The Company's Registration Statement on Form 8-A dated November 4, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to James P. Ulm, II, Treasurer, at the Company's principal executive offices.

                                  THE COMPANY

         Newfield explores, develops and acquires oil and natural gas properties principally in the Gulf of Mexico. On May 15, 1997, the Company acquired the assets and subsidiaries of Huffco International, L.L.C. (the "International Assets"), including a subsidiary that owns a 35% interest in a production sharing contract with respect to a 415,000 acre block located in 60 to 100 feet of water in the Bohai Bay offshore the People's Republic of China. In addition, Newfield acquired certain rights and data relating to offshore West Africa, a small technical staff and an international data base.


         The Company was incorporated in Delaware in 1988. The address of the Company's principal executive offices is 363 North Sam Houston Parkway East, Suite 2020, Houston, Texas 77060, and its telephone number is (281) 847-6000.

                                USE OF PROCEEDS

         The Selling Stockholders will receive all of the net proceeds from the sale of the Shares owned by them. Newfield will not receive any of the proceeds from the sale of the Shares offered hereby.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of May 31, 1997 regarding beneficial ownership of Common Stock of the Company by each of the Selling Stockholders. At the time of acquisition of the International Assets, Terry Huffington, a principal owner of Huffco International, L.L.C. ("Huffco"), was elected as a director of the Company and David A. Trice, the Chief Executive Officer of Huffco, was elected as a vice president of the Company and as president of Newfield International Inc., a wholly owned subsidiary of the Company. Ms. Huffington and Mr. Trice constitute all of the Selling Stockholders. In connection with the Company's acquisition of the International Assets, the Selling Stockholders acquired the number of Shares set forth opposite their names in the second column below. Pursuant to the terms of the acquisition agreements, the Selling Stockholders also retained certain contingent payment rights with respect to the International Assets.

                                    Shares of Newfield Common Stock
                                    -------------------------------
                                    Beneficially       Covered by
                NAME                  Owned(1)       this Prospectus
                ----                ------------     ---------------
         Terry Huffington           269,942(2)          268,579

         David A. Trice              39,021(3)            4,021
                                   --------            --------

             Totals                 308,963             272,600
                                   ========            ========

-------------------
         (1) Under the regulations of the Commission, shares are deemed to "beneficially owned" by a person if he or she directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he or she has any pecuniary interest in such shares, or if he or she has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right.
         (2) Includes 1,363 restricted shares of Common Stock granted to Ms. Huffington in May 1997 pursuant to the Company's 1995 Non-Employee Director Restricted Stock Plan that are subject to certain forfeiture provisions.

         (3) Includes 35,000 restricted shares of Common Stock granted to Mr. Trice in May 1997 pursuant to the Company's 1995 Omnibus Stock Plan that are subject to certain forfeiture provisions.

         All expenses of registration of the Shares are being borne by Newfield, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

                              PLAN OF DISTRIBUTION

         Sales of Shares by the Selling Stockholders may be made from time to time in one or more transactions, on the NYSE, in the over-the-counter market or any other exchange or quotation system on which the Shares may be listed or quoted (collectively, the "Exchanges"), in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be offered directly, to or through underwriters or agents designated from time to time or to or through brokers or dealers, or through any combination of these methods of sale. The methods by which the Shares may be sold include (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) exchange distributions or secondary distributions in accordance with the rules of the NYSE; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) firm commitment or best efforts underwritings; and (f) privately negotiated transactions. An underwriter, agent, broker or dealer may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). A member firm of an Exchange may be engaged to act as the Selling Stockholders' agent in the sale of Shares by the Selling Stockholders.

         In connection with distributions of Shares or otherwise, the Selling Stockholders may enter into hedging transactions with brokers or dealers or other financial institutions with respect to the Common Stock of the Company. In connection with such transactions, such brokers or dealers or other financial institutions may engage in short sales of Common Stock of the Company in the course of hedging the positions they assume with the Selling Stockholders. Such hedging transactions may require or permit the Selling Stockholders to deliver Shares to such brokers or dealers or other financial institutions to settle such hedging transactions. The Selling Stockholders may also sell Common Stock of the Company short and deliver Shares to close out such short positions. If so required by applicable law, this Prospectus, as amended or supplemented, may be used to effect (i) the short sales of Common Stock of the Company referred to above, (ii) the sale or other disposition by the brokers or dealers or other financial institutions of any Shares they receive pursuant to the hedging transactions referred to above or (iii) the delivery by the Selling Stockholders of Shares to close out short positions. The Selling Stockholders may also pledge the Shares registered hereunder to a broker or dealer or other financial institution and, upon a default, such broker or dealer or other financial institution may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also donate the Shares registered hereunder to a third party and such donee may effect sales of the Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. The foregoing description in this paragraph is subject to a Selling Stockholder's compliance with Section 16(c) of the Exchange Act, to the extent and during such periods as Section 16(c) is applicable to such Selling Shareholder.

         The Selling Stockholders and any underwriters, brokers, dealers, agents or others that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any underwriting discounts, commissions or fees received by such persons and any profit on the resale of the Shares purchased by such persons may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company has agreed to indemnify the Selling Stockholders against certain liabilities that they may incur in connection with the sale of the Shares, including liabilities arising under the Securities Act, and to contribute to payments that the Selling Stockholders may be required to make with respect thereto. Agents, underwriters, brokers and dealers may be entitled under agreements entered into by the Selling Stockholders or the Company to indemnification against certain civil liabilities, including liabilities under the Securities Act.

         There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

                             VALIDITY OF SECURITIES

         The validity of the Shares has been passed upon by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

         The audited consolidated financial statements and related schedules of the Company incorporated by reference in this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, and have been incorporated by reference herein in reliance upon such reports given on the authority of that firm as experts in accounting and auditing.


         Certain information incorporated by reference in this Prospectus relating to the Company's proved oil and gas reserves and future net cash flows therefrom is derived from estimates prepared by Ryder Scott Company, Petroleum Engineers, and is incorporated by reference herein in reliance upon such firm as experts with respect to such matters.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be borne by the Company with respect to the distribution of the securities are estimated to be:

         Securities and Exchange Commission Registration Fee . . . . . . . . . .   $ 1,867
         Printing Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,000
         Blue Sky Fees and Expenses (including attorneys fees) . . . . . . . . .     1,000
         Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . .     1,000
         Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .     5,000
         Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,000
                                                                                    ------

            Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $12,867
                                                                                    ======


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in right of the corporation), brought against them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding. Article Seventh of the Company's Second Restated Certificate of Incorporation, as amended (the "Newfield Charter"), together with Article VI of its Restated Bylaws (the "Newfield Bylaws") provide for indemnification of each person who is or was made a party to any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding because such person is, was or has agreed to become an officer or director of the Company or is a person who is or was serving or has agreed to serve at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation or of a partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Newfield Charter and Bylaws were adopted or as may be thereafter amended. Article VI of the Newfield Bylaws expressly provides that it is not the exclusive method of indemnification.

         Article Seventh of the Newfield Charter and Article VI of the Newfield Bylaws also provide that the Company may maintain insurance, at its own expense, to protect itself and any director, officer, employee or agent of the Company or of another entity against any expense, liability or loss, regardless of whether the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Newfield Charter contains such a provision.

         Howard H. Newman and Jeffrey A. Harris, each a director of the Company and a Managing Director of E.M. Warburg, Pincus & Co., LLC ("Warburg"), are indemnified by an affiliate of Warburg against certain liabilities that Messrs. Newman and Harris may incur as a result of their serving as directors of the Company. Thomas G. Ricks, a director of the Company and President and Chief Executive Officer of The University of Texas Investment Management Company ("UTIMCO"), is indemnified by UTIMCO against certain liabilities that he may incur as a result of his serving as a director of the Company.

#ITEM 16.   EXHIBITS

 Exhibit
 Number                        Description of Exhibits
 ------                        -----------------------
   3.1       Second Restated Certificate of Incorporation of the Company
             (incorporated by reference to Exhibit 3.1 to the Company's
             Registration Statement on Form S-1 (Registration No. 33-69540)).

   3.1.1     Certificate of Amendment to Second Restated Certificate of
             Incorporation of the Company dated May 15, 1997.

   3.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

   5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the shares of Common Stock the subject of the Registration Statement.

 +10.1 Newfield Exploration Company 1989 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.2 Newfield Exploration Company 1990 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.3 Newfield Exploration Company 1991 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.4 Newfield Exploration Company 1993 Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.5 Newfield Employee 1993 Incentive Compensation Plan (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (Registration No. 33-69540)).

 +10.6       Restricted Stock Plan and Agreement (incorporated by reference to
             Exhibit 10.6 to the Company's Registration Statement on Form S-1
             (Registration No. 33-69540)).

 +10.7       Amended and Restated Securityholders Agreement among Newfield
             Exploration Company and certain of its stockholders dated as of October 18, 1993 (incorporated by reference to Exhibit 10.7 to the
             Company's Registration Statement on Form S-1 (Registration No. 33-
             69540)).

  10.8       Credit Agreement among the Company and the Chase Manhattan Bank
             ("Chase"), as Agent, and the Banks signatory thereto (without exhibits ) dated as of May 20, 1996 (incorporated by reference to
             Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996).

  10.8.1     First Amendment to Credit Agreement among the Company, Chase, as
             Agent, and the Banks signatory thereto effective as of April 1, 1997 (incorporated by reference to Exhibit 10.1 to the Company's
             Quarterly Report on Form 10-Q for the quarterly period ended
             March 31, 1997).

  10.8.2     Second Amendment to Credit Agreement among the Company, Chase, as
             Agent, and the Banks signatory thereto effective as of May 2, 1997.

 +10.9 Newfield Exploration Company 1995 Omnibus Stock Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 33-92182)).

 +10.10      Newfield Exploration Company 1995 Non-Employee Director Restricted
             Stock Plan (Restated).

 +10.11      Newfield Exploration Company Deferred Compensation Plan.

 +10.12 Subscription Agreement between the Company and Terry Huffington dated May 15, 1997.

 +10.13      Subscription Agreement between the Company and David A. Trice dated
             May 15, 1997.

 +10.14      Asset Purchase Agreement among Newfield Offshore Inc., Huffco and
             Huffco Turkey, Inc. dated as of May 12, 1997 (without exhibits and schedules).

 +10.15      Resolution of Members Establishing the Preferences, Limitations and
             Relative Rights of Series "A" Preferred Shares of Huffco China,
             LDC. dated May 14, 1997.

 +10.16      Guaranty Agreement among the Company, Newfield Offshore Inc.,
             Huffco and Huffco Turkey, Inc. dated as of May 15, 1997.

  10.17 Promissory Note dated July 15, 1997 by the Company as maker in favor of The Chase Manhattan Bank.

  23.1       Consent of Coopers & Lybrand L.L.P.

  23.2       Consent of Ryder Scott Company.

  23.3       Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

  24.1       Powers of Attorney (set forth on signature pages).
--------------------

+        Identifies management contracts and compensatory plans or arrangements.

ITEM 17.   UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                 (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 1997.

                                  NEWFIELD EXPLORATION COMPANY


                                  By: /s/JOE B. FOSTER
                                     --------------------------------------
                                         Joe B. Foster
                                         Chairman of the Board and
                                         Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry W. Rathert, C. William Austin and Brian L. Rickmers, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 1997.

    SIGNATURE                                   TITLE



/s/JOE B. FOSTER              Chairman of the Board and Chief Executive Officer
-------------------------     (Principal Executive Officer)
Joe B. Foster


/s/ROBERT W. WALDRUP          Vice President - Operations and Director
-------------------------
Robert W. Waldrup



/s/TERRY W. RATHERT           Vice President-Planning and Administration
-------------------------     and Secretary
Terry W. Rathert              (Principal Financial Officer)




/s/RONALD P. LEGE             Controller and Assistant Secretary
-------------------------     (Principal Accounting Officer)
Ronald P. Lege


/s/CHARLES W. DUNCAN, JR.     Director
-------------------------
Charles W. Duncan, Jr.



/s/JEFFREY A. HARRIS          Director
-------------------------
Jeffrey A. Harris

/s/TERRY HUFFINGTON          Director
-------------------------
Terry Huffington



/s/HOWARD H. NEWMAN           Director
-------------------------
Howard H. Newman



/s/THOMAS G. RICKS            Director
-------------------------
Thomas G. Ricks



/s/C.E. SHULTZ                Director
-------------------------
C.E. Shultz



/s/DALE E. ZAND               Director
-------------------------
Dale E. Zand

                                 EXHIBIT INDEX

 Exhibit
 Number                        Description of Exhibits
 ------                        -----------------------
   3.1       Second Restated Certificate of Incorporation of the Company
             (incorporated by reference to Exhibit 3.1 to the Company's
             Registration Statement on Form S-1 (Registration No. 33-69540)).

   3.1.1     Certificate of Amendment to Second Restated Certificate of
             Incorporation of the Company dated May 15, 1997.

   3.2 Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994).

   5.1 Opinion of Vinson & Elkins L.L.P. as to the legality of the shares of Common Stock the subject of the Registration Statement.

 +10.1 Newfield Exploration Company 1989 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.2 Newfield Exploration Company 1990 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.3 Newfield Exploration Company 1991 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.4 Newfield Exploration Company 1993 Stock Option Plan (incorporated by reference to Exhibit 10.4 to the Company's Registration
             Statement on Form S-1 (Registration No. 33-69540)).

 +10.5 Newfield Employee 1993 Incentive Compensation Plan (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 (Registration No. 33-69540)).

 +10.6       Restricted Stock Plan and Agreement (incorporated by reference to
             Exhibit 10.6 to the Company's Registration Statement on Form S-1
             (Registration No. 33-69540)).

 +10.7       Amended and Restated Securityholders Agreement among Newfield
             Exploration Company and certain of its stockholders dated as of October 18, 1993 (incorporated by reference to Exhibit 10.7 to the
             Company's Registration Statement on Form S-1 (Registration No. 33-
             69540)).

  10.8       Credit Agreement among the Company and the Chase Manhattan Bank
             ("Chase"), as Agent, and the Banks signatory thereto (without exhibits ) dated as of May 20, 1996 (incorporated by reference to
             Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996).

  10.8.1     First Amendment to Credit Agreement among the Company, Chase, as
             Agent, and the Banks signatory thereto effective as of April 1, 1997 (incorporated by reference to Exhibit 10.1 to the Company's
             Quarterly Report on Form 10-Q for the quarterly period ended
             March 31, 1997).

  10.8.2     Second Amendment to Credit Agreement among the Company, Chase, as
             Agent, and the Banks signatory thereto effective as of May 2, 1997.

 +10.9 Newfield Exploration Company 1995 Omnibus Stock Plan (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (Registration No. 33-92182)).

 +10.10      Newfield Exploration Company 1995 Non-Employee Director Restricted
             Stock Plan (Restated).

 +10.11      Newfield Exploration Company Deferred Compensation Plan.

 +10.12 Subscription Agreement between the Company and Terry Huffington dated May 15, 1997.

 +10.13      Subscription Agreement between the Company and David A. Trice dated
             May 15, 1997.

 +10.14      Asset Purchase Agreement among Newfield Offshore Inc., Huffco and
             Huffco Turkey, Inc. dated as of May 12, 1997 (without exhibits and schedules).

 +10.15      Resolution of Members Establishing the Preferences, Limitations and
             Relative Rights of Series "A" Preferred Shares of Huffco China,
             LDC. dated May 14, 1997.

 +10.16      Guaranty Agreement among the Company, Newfield Offshore Inc.,
             Huffco and Huffco Turkey, Inc. dated as of May 15, 1997.

  10.17 Promissory Note dated July 15, 1997 by the Company as maker in favor of The Chase Manhattan Bank.

  23.1       Consent of Coopers & Lybrand L.L.P.

  23.2       Consent of Ryder Scott Company.

  23.3       Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

  24.1       Powers of Attorney (set forth on signature pages).
--------------------

+        Identifies management contracts and compensatory plans or arrangements.